Press Release: January 30th, 2009

ForgeHouse, Inc. Elects Jose M. Alonso to serve on its Board of Directors (Ticker Symbol: FOHE)

Atlanta, Georgia (PRNewswire-FirstCall – January 30th, 2009 ) – ForgeHouse, Inc. (OTCBB: FOHE), a leading provider of comprehensive, enterprise-class physical security operations management software, announced the appointment of Mr. Jose Alonso to the board of directors, effective February 1st, 2009.

John Brichford-Steel, Founder and CEO of ForgeHouse, Inc., commented, “We are very pleased that Jose has agreed to join our board of directors.  Jose’s innovative leadership will help us to accelerate our growth and continue to build stockholder value for ForgeHouse.  His strong combination of business experience, strategic planning, driving force and leadership ability will be a valuable addition to our Board of Directors.”

Mr. Alonso, co-founder,  has served as the Company’s  Chief Operating Officer, since 2002.  Prior to ForgeHouse, Inc., Mr. Alonso was Managing Director of GS Security Group, LLC, a security guard company based in Atlanta, Georgia.  In that company, Mr. Alonso was in charge of all facets of field operations, account management, quality, and safety programs.  Mr. Alonso holds a Bachelor of Science in Business Administration from Samford University.

Jose Alonso commented "I am excited to be part of the Board of Directors.  I know ForgeHouse has tremendous growth potential and I look forward to working with the rest of the Board Members and management team as we implement the company’s new initiatives and operational strategies."

About ForgeHouse, Inc.

ForgeHouse® is an Enterprise Application Software Solutions and Services Company.  The Company is focused on providing scalable, Enterprise-class web-based solutions that increase productivity and accountability by workflow optimization.  The Company’s markets range from Fortune 1000 companies to Government to Small and Medium Enterprises and Businesses (SMEs and SMBs ).

About Our Solutions

OneVision® is a modular software platform designed to be deployed in an Enterprise or Managed-Hosted Solution (On-Demand Application).  The first of a suite of web-based software solutions, OneVision, provides its customers with a simple, easy-to-use tool-set to implement, monitor, assess and validate best practices, thereby transforming a set of complex business inputs into valuable business intelligence.  Each OneVision module is  designed specifically to address a company’s Security, Safety, Maintenance or Compliance operations, providing management and staff with tools to collect, analyze data and communicate vital actionable items, thereby minimizing the gap between detection and effective response.  The platform is scalable and can be easily deployed to a single site or multiple sites on a global basis.  OneVision-Security is a highly effective Facilities Management Platform that can be used at individual buildings to Corporate and Education campuses to Nuclear, Chemical and Military Facilities.

To learn more about ForgeHouse’s web-based OneVision platform, please go to www.forgehouse.com or contact Jose Alonso at ForgeHouse Inc., Atlanta Georgia – Phone (678) 495-3907, marketing@forgehouse.com.

For Investor Relations contact Amanda Hamilton; Phone:  (678) 495-3925; Fax: (678) 495-3920

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, and potential contracts.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the Company.  These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.